As filed with the Securities and Exchange Commission on September 11, 2012 Registration No. 333-183370

 U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No.1

to

FORM S-1

 Registration Statement under the Securities Act of 1933

BLVD HOLDINGS, INC.

(Name of issuer in its charter)

Nevada	7819 & 7389	45-5512933
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

BLVD Holdings, Inc.

3500 West Olive Avenue, 3rd Floor

Burbank, CA 91505

(818) 381-9360

(Address and telephone number of principal executive offices)

M. Ann Courtney, President

3500 West Olive Avenue, 3rd Floor, Burbank, CA 91505, (818) 381-9360

(Name, address and phone number of agent for service)

Copies of communications to:

Matthew C. McMurdo, Esq., 140 West 57th Street, New York, NY 10019, (917) 318-2865

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐		Accelerated Filer	☐
Non-accelerated Filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

Calculation of registration fee

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee(1)
Common stock, $.001 par value per share	3,000,000	$.03	$90,000	$10.31

(1) Fee calculated in accordance with Rule 457(c) of the Securities Act of 1933. Proposed offering price used for calculating the registration fee. Fee paid on August 17, 2012.

The registrant hereby amends this Registration Statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on the date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Registrant may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus,    Subject to completion September 11, 2012

BLVD HOLDINGS, INC.

3,000,000 Shares of Common Stock

BLVD Holdings, Inc. is offering a maximum of 3,000,000 shares of our common stock at $.03 per share (the “Shares”), in a best effort, direct public offering, by our officer and director. The offering will terminate within 180 days from the date of this prospectus. The Company will retain all proceeds received from these shares in this offering. There are no minimum purchase requirements for each investor.  All proceeds retained by the Company may not be sufficient to initiate operations.

There is a lack of any meaningful market value quotations for our shares.

The Company is not a blank check company because it has a specific business purpose and has no plans or intention to merge with an operating company.  None of the Company’s shareholders have plans to enter a change of control or change of management.  None of our current management has previously been involved with a development stage company that did not implement its business plan, that generated no or minimal revenues or was engaged in a change of control.

The Company intends to establish a public market for the shares being offered herein by listing on the OTC Markets, specifically the OTCQB.  To be quoted on the OTCQB, a market maker must file an application on the Company's behalf to make a market in the common stock.

The shares being offered are highly speculative and they involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors" beginning on page 8.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds to Company(2)
Per Share	$.03	$0	$.03

Total Maximum	$90,000	$0	$90,000

(1) Our shares in this Offering will be sold by our officer and director for no compensation. There are no underwriting commissions involved in this Offering, however, we may pay selling commissions of up to 10% to any broker, dealer, finder or agent who assists us in this Offering.

(2) The proceeds to us are shown before deduction for legal, accounting, printing and other expenses estimated at 25% of the Offering.

BLVD does not plan to use this offering prospectus before the effective date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September __, 2012

2

 TABLE OF CONTENTS

PROSPECTUS SUMMARY	4

RISK FACTORS	8

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	14

USE OF PROCEEDS	14

DETERMINATION OF OFFERING PRICE	15

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	15

PLAN OF DISTRIBUTION	16

BUSINESS	17

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	20

DESCRIPTION OF PROPERTY	21

LEGAL PROCEEDINGS	21

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	22

EXECUTIVE COMPENSATION	23

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	24

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	24

DESCRIPTION OF SECURITIES	24

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	25

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	27

LEGAL MATTERS	27

EXPERTS	27

WHERE YOU CAN FIND MORE INFORMATION	28

FINANCIAL STATEMENTS	29

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

3

 PROSPECTUS SUMMARY

The information presented is a brief overview of the key aspects of the offering. The prospectus summary contains a summary of information contained elsewhere in this prospectus. You should carefully read all information in the prospectus, including the financial statements and the notes to the financial statements under the Financial Statements section beginning on page F-1 prior to making an investment decision.

Our Business

On June 11, 2012, BLVD Holdings, Inc. (“BVLD” or the “Company”) was incorporated under the laws of the State of Nevada. Our principal executive offices are located at 3500 West Olive Avenue, 3rd Floor, Burbank, CA 91505, our telephone number is (818) 381-9360 and our fax number is (818) 381-9368.

BLVD is a developmental stage Nevada corporation that is focused on developing business within the fashion and entertainment industries. BLVD is currently developing several film scripts. It is anticipated that as the Company grows, its advisory board and management team will be expanded to consist of additional members who have expertise in the film/music and fashion industry, as well as national franchising and entrepreneurial experience. Based on the comprehensive due diligence performed by the advisory board, the executive management committee will select or develop assets that compliment a realistic but aggressive business model for inclusion into the BLVD portfolio. Executive oversight recommendations will then be drafted and resources committed including, but not limited to financing, franchising options, synergistic joint venture introductions, and distribution network expansion opportunities.

We need additional capital to undertake our business plan and to acquire and develop target assets for the BLVD portfolio. The Company plans to obtain capital to fund future operations through sales of our common stock.

PRODUCT DEVELOPMENT

BLVD is currently developing several film scripts in-house. On August 15, 2012, BLVD sold its first film script for $10,000. The film script was sold to Lusso Media, Inc. pursuant to a script purchase agreement. BLVD hopes to sell additional film scripts in the near future.

Additionally, BLVD will look to add other entertainment and fashion assets to its portfolio including distribution channels, fashion designers, individual talent, licenses and intellectual property. Potential portfolio assets will be subjected to a rigorous due diligence process to validate their integrity and capitalization potential. BLVD’s advisory board will conduct this analysis, and the information will be provided to the executive management committee. If the target asset meets the strict criteria and approval is unanimous by the executive committee, BLVD will then proceed with an equitable offer to acquire the target asset and commit to a strategy that will help integrate it into BLVD’s business plan so that we may meet our goals.

OVERVIEW

BLVD, a Nevada corporation, is a developmental stage company based in Burbank, California, with the principal business objective of becoming a media, entertainment and fashion company positioned for high growth and profitability as a result of judiciously developing, selecting, acquiring and managing assets capable of providing dynamic growth potential. Through a thorough due diligence process, BLVD hopes to emerge as a highly successful company with a well-diversified, profitable and growing portfolio of entertainment and fashion assets.

BLVD’S first business is the development of film scripts. BLVD is currently developing several film scripts internally. BLVD sold the first of such film scripts on August 15, 2012 for $10,000. BLVD will also look to develop business in the exciting model & talent industry. Each year billions of dollars are spent in the advertising and entertainment industries for models, actors, musicians, dancers, etc. Magazines, newspapers, movies, billboards, catalogues, sales brochures and TV commercials all have a need for models or performing talent. BLVD will attempt to capitalize on this huge demand by engaging qualified individuals that BLVD will be apply to supply in order to satisfy the growing need.

BLVD may also attempt to establish a national franchising system for model and talent scouting. BLVD anticipates that this concept could be highly rewarding and successful for the franchise owners. Each franchisee will be awarded an exclusive large territory to promote his “model and talent search”. This will help every franchisee potentially achieve high earnings and it will insure that each franchisee is not competing with fellow owners in overlapping or nearby territories.

Franchising is one of the fastest and most effective methods of generating growth and rapid expansion. According to Forbes, nearly half of all U.S. sales or about $1 trillion is spent annually at franchised retail locations. Also, there are currently 750,000 franchised businesses operating in the United States.

4

These multiple revenue sources could ensure a strong and profitable operation. The initial franchise license fee is anticipated to be $25,000 increasing gradually to $35,000, as corporate expansion accelerates. In addition, each franchisee will be required to pay ongoing royalties each week in an amount equal to 7% of their gross income. This can be quite significant as demonstrated by the following realistic example for one territory:

Assuming three search events per week for 42 weeks annually = 126 total events — with an average of 40 registrants per event = 5,040 total registrants/year. Each registrant pays an initial fee of $39.50 (X 5,040) = $199,080.00. Then 2,772 follow-up fees paid at $49.50 = $137,214.00 for a total income of $336,294.00. In this example, 7% royalties paid to BLVD would equate to $23,540.58. These projections are not only realistic, but lean toward the conservative side based on thorough analysis of market potential and conditions.

Furthermore, each franchisee will be required to pay ongoing Advertising Fund payments in an amount equal to 2% of their gross income on a weekly basis. These funds will be utilized to “brand” the corporate name. Based on the previous example, 2% of $336,294.00 equates to $6,725.88 per franchise/year.

Additional income sources would come from:

▪	Master Franchise Licensing
▪	Supply of printed literature to franchisees
▪	Development of strategic industry partnership programs
▪	Model and Talent Management Agency Company

MARKETING

BLVD will market the entertainment industry and fashion and clothing design manufacturers worldwide. It is anticipated that as the Company grows, its advisory board and management team will be expanded to consist of additional members who have expertise in the film/music and fashion industry, as well as national franchising and entrepreneurial experience, which will provide BLVD the advantage and benefit of its executives’ stature and all their connective networks within the industries.

GROWTH STRATEGY OF THE COMPANY

Our mission is to maximize shareholder value through a growing portfolio of prudently selected and developed assets that could provide dynamic growth potential. BLVD will operate in both the entertainment and fashion industries which could result in multiple revenue generating sources including franchising opportunities, film script sales, global licensing of entertainment properties, merchandising distribution, independent film distribution, modeling and beauty pageants, high fashion and designer product distribution networks, concerts and talent management. We believe that growing a strong and diversified portfolio will ensure a profitable operation and solidify the pillars for BLVD to weather occasional turns in the economy for long-tern success.

5

The Terms of the Offering

Securities Being Offered	Up to 3,000,000 Shares of common stock

Initial Offering Price:	We will sell our shares at .03 per share until our shares are quoted on the OTCQB, and thereafter at prevailing market prices or privately negotiated prices. This price was determined arbitrarily by us.

Terms of the Offering:	We will determine when and how our officer will sell the common stock offered in this prospectus. No compensation will be paid to the officer and director in connection with the sale of the shares.

Termination of Offering:	The offering will conclude when all of the 3,000,000 shares of common stock have been sold or within 180 days, whichever occurs earlier. We may decide to terminate the registration if it is no longer necessary due to the operation of the resale provisions of Rule 144 promulgated under the Securities Act of 1933. We also may terminate the offering for no reason whatsoever at the discretion of our management team.

Risk of Factors:	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

Common Stock Issued And
Outstanding Before Offering:	5,750,000 shares of our common stock are issued and outstanding as of the date of this Prospectus.

Common Stock Issued And
Outstanding After Offering:	8,750,000 shares of common stock

Use of Proceeds:	We will use the proceeds from the sale of the common stock by the Company for general and administrative expenses, salaries, due diligence, asset acquisitions and general working capital.

6

Financial Summary

This financial summary does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

We derived the summary financial information from our financial statements appearing in the section in this prospectus entitled "Financial Statements." You should read this summary financial information in conjunction with the section entitled "Management's Discussion and Analysis," our financial statements and related notes to the financial statements.

Statement of Operations Information:

Since Inception
Revenues	$0
Expenses	$(225)
Profit (Loss) before income taxes	$(225)
Income Taxes	$0
Net loss	$(225)

Balance Sheet Information:

Since Inception
Total Assets	$20,639
Total Liabilities	$0
Working Capital	$5,000
Common stock and paid in capital	$20,864
Total stockholders' equity	$20,639

7

RISK FACTORS

An investment in our securities is highly speculative and subject to numerous and substantial risks. These risks are set forth below. You should not invest in the Company unless you can afford to lose your entire investment. Readers are encouraged to review these risks carefully before making any investment decision.

Risks of Purchasing Shares

Possible Loss of Entire Investment

This offering is intended for investors who can accept the applicable risks. Prospective investors should not subscribe unless they can readily bear the consequences of the loss of their entire investment.

Exchange Fluctuations

Shares will be priced in US dollars, and persons investing by converting foreign currency will bear the risk of such conversion. The value of such investments may be affected favorably or unfavorably by fluctuations in exchange currencies. In addition, prospective investors whose assets and liabilities are primarily denominated in currencies other than US Dollars should take into account the potential risk of loss arising from fluctuations in the rate of exchange between the currency of the investment and such other currency.

Additional Dilution as Additional Shares are Issued Which May Decrease the Market Price of our Common Stock

Additional offerings will likely have to be made in the future to raise capital to meet operating cash flow needs. Such offerings may include warrants for issuance of additional common stock, further diluting the number of shares of common stock outstanding from time to time. An increase in the number of our shares of common stock from these events or others may result in a decrease of the market price for our common stock and will dilute the ownership interest of current shareholders.

Shares Eligible for Future Sale under Rule 144 May Adversely Affect the Market for our Securities

From time to time, certain of our stockholders who hold restricted securities may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act of 1933, subject to certain limitations. Although current stockholders may have no current intention or ability to sell their shares, any substantial sales by holders of our common stock in the future pursuant to Rule 144 may have a material adverse affect on the market price of our securities.

The Price of our Common Stock could be subjected to Volatility

The market for BLVD’s common stock could be highly volatile. The trading price of BLVD’s common stock could be subject to wide fluctuations in response to, among other things, quarterly variations in operating and financial results and general economic and market conditions. In addition, statements or changes in opinions, ratings, or earnings estimates made by brokerage firms or industry analysts relating to their markets or relating to BLVD could result in an immediate and adverse effect on the market price of our common stock. The potentially highly volatile nature of BLVD’s stock prices may cause investment losses for our shareholders. If securities class action litigation is brought against BLVD, such litigation could result in substantial costs while diverting management's attention and resources.

Disruptions in Global Financial Markets and Deteriorating Global Economic Conditions could cause Lower Returns to Investors

Disruptions in global financial markets and deteriorating global economic conditions could adversely affect the value of BLVD’s common stock. The current state of the economy and the implications of future potential weakening may negatively impact market fundamentals, resulting in lower revenues and values for BLVD’s business opportunities and investments.

If Securities or Industry Analysts do not publish Research or Reports about BLVD’s Business or if they issue an Adverse or Misleading Opinion Regarding BLVD Stock, its Price and Trading Volume could Decline

The trading market for BLVD’s common stock will be influenced by the research and reports that industry or securities analysts publish about BLVD or its business, if any. Negative reports could have a negative impact on BLVD’s stock price.

8

Our Shares will be deemed to be "Penny Stocks" as defined in the Securities Exchange Act of 1934, as amended, and, as a Result, will be Subject to Various Eligibility and Disclosure Requirements on Broker-Dealers engaged in the Resale of these Shares

The shares offered in this prospectus will be "penny stocks" as that term is defined in the Securities Exchange Act of 1934, as amended, (the ‘Exchange Act”) to mean, among other definitions, equity securities with a price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or an accredited investor must make a special suitability determination regarding the purchaser and provide special disclosure documents to the purchaser. The imposition of these suitability standards and special disclosures could reduce an investor's ability to resale the shares at a time or price desired. See the section "Market for Common Equity and Related Stockholder Matters."

We do not foresee paying Cash Dividends in the Foreseeable Future and, as a Result, Investors' Sole Source of Gain, if any, will depend on Capital Appreciation, if any

We have never paid cash dividends on our common stock and we do not plan to declare or pay any cash dividends on our shares of common stock in the foreseeable future and currently intend to retain any future earnings for funding growth. As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income. Capital appreciation, if any, of our shares may be investors' sole source of gain for the foreseeable future. Moreover, investors may not be able to resell their shares of the Company at or above the price they paid for them.

There may be an absence of a trading market, which would eliminate or adversely impact your ability to sell your shares

There currently is no trading market for our stock. While we intend to utilize a marker maker to apply for listing on the OTC Markets (“OTCQB”) following completion of this offering, we cannot assure you that a public market will ever develop. You will likely not be able to sell your securities if a regular trading market for our securities does not develop and we cannot predict the extent, if any, to which investor interest will lead to the development of a viable trading market in our shares. We expect the initial market for our stock to be limited, if a market develops at all. Even if a limited trading market does develop, there is a risk that the absence of potential buyers will prevent you from selling your shares if you determine to reduce or eliminate your investment in BLVD. Additionally, the IPO offering price of $.03 per share may not reflect the current value of our shares after the offering. This lack of a trading market and a lack of an adequate number of potential buyers may result in the inability to sell your shares when desired or result in your receiving a lower price for your shares upon their sale than you paid in this offering.

If we fail to remain Current on our Reporting Requirements, we could be removed from Quotation by the OTCQB, which would limit the Ability of Broker-Dealers to sell our Securities and the Ability of Shareholders to sell their Securities in the Secondary Market

Companies quoted on the OTCQB must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTCQB. If we fail to remain current on our reporting requirements, we could be removed from the OTCQB. As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market.

Risks Relating to BLVD Holdings, Inc.

Concentration of Ownership may Allow Several Shareholders to Control BLVD’s Business

M. Ann Courtney, President, holds one hundred percent (100%) interest of BLVD. Following the offering, Ms. Courtney will still hold a majority of the interest of BLVD. As a result, this shareholder will be able to exercise control over virtually all matters requiring shareholder approval, including the election of directors and approval of significant corporation transactions. Thus, the present management will be able to maintain her positions as Director and effectively operate BLVD’s business, regardless of other investors’ preferences.

Our Officer and Director has only Limited Experience in the Management of Film and Music Distribution, Fashion and Clothing Design Businesses

Although our President has experience in establishing and growing a consulting company, our President has only limited experience or no experience in establishing and growing film and music distribution, fashion and clothing design businesses. As a result, the Company will be relying heavily on the experience and business acumen of the President and our future advisory board, officers and directors to establish an effective ongoing business strategy for our future portfolio operations. The Company currently does not carry insurance to compensate for the loss of services provided by the President.

9

The Film and Music Distribution, Fashion and Clothing Design Businesses can be Speculative and there is a Consequent Risk of Loss of your Investment

The success of BLVD’s plan of operation will depend to a great extent on its operations, financial condition and management. The film and music distribution, fashion and clothing design industries can be very speculative with changing trends, new and developing technologies, and other factors determining the success or failure of various types of film and music distribution, fashion and clothing design businesses. Consequently, there is no assurance that the interest in BLVD will find a significant client base.

Business and Financial Risk of Business Plan

The operations of BLVD and its assets may present a high degree of business and financial risk. There may be significant variations in operating results based on the assets held by BLVD. BLVD may require substantial additional capital to support operations, to finance expansion or to maintain its competitive position. BLVD may otherwise develop a weak financial condition.

Operating Deficits

The expenses of operating BLVD may exceed BLVD's income which would decrease the value of BLVD and the value of BLVD’s common stock.

Our Independent Auditors have included a Going Concern Opinion and Related Discussion in the Notes to our Financial Statements which may be Indicative of our Uncertain Financial Future

It should be noted that our independent auditors have included a going concern opinion and related discussion in the notes to our financial statements. The auditors have included the going concern provision because the Company showed an accumulated deficit.

Until such time we receive additional debt or equity financing, there is a risk that our auditors will continue to include a going concern provision in the notes to our financial statements. We may continue to incur losses as we spend additional capital to develop and market our products and services and establish our infrastructure and organization to support anticipated operations. We cannot be certain whether we will ever earn a significant amount of revenues or profit, or, if we do, that we will be able to continue earning such revenues or profit. Any of these factors could cause our stock price to decline and result in your losing a portion or all of your investment.

BLVD May Face Intense Competition

Companies with greater financial resources, more extensive development, marketing, and other capabilities and a larger number of qualified managerial and personnel than BLVD may compete directly with BLVD.

Possible Regulatory Changes

The SEC and other regulators, from time to time, review the public company arena and our relationship to the securities markets and investors. As a result of such reviews, the SEC and such regulators may propose additional regulations that would affect BLVD and our operations and the operations of our portfolio companies. Such regulations could increase the cost of operating BLVD and subject it to new regulatory filing or registration requirements.

Downturn in General Economic Conditions

Returns to BLVD depend upon our performance. Our financial condition and operating results, and therefore, our performance, would likely be adversely affected in the event of a downturn in the general economic conditions in the United States or elsewhere.

BLVD’s Success is Dependent upon our Ability to Retain Key Personnel.

BLVD’s future business and operating results depend significantly on the continued contributions of our key personnel, including the President. This individual would be difficult or impossible to replace. The loss of these key contributors, or the failure of any of them to perform, could materially adversely affect BLVD’s performance. While BLVD may obtain Key Man insurance, such insurance may not be sufficient to cover the loss incurred in the event an executive officer is lost.

Projections May be Inaccurate

Projections are only estimates of future results and are based upon assumptions made at the time the projections are developed. There can be no assurance that the results set forth in the projections will be attained, and actual results may be significantly different from the projections.

10

There may be Litigation

BLVD may be subject to a variety of litigation risks. Legal disputes, involving BLVD, the officers or directors of BLVD, the advisory board of BLVD, the portfolio companies of BLVD or BLVD’s joint venture partners, may arise and could have a significant adverse effect on BLVD.

Indemnification

BLVD may be required to indemnify, among others, the officer and director for liabilities incurred in connection with the affairs of BLVD. Such liabilities may be material. The indemnification obligations of BLVD would be payable from the assets of BLVD.

Confidential Information

To the extent that confidentiality provisions intended to protect proprietary and other information relating to BLVD is publicly disclosed, competitors of BLVD may benefit from such information, thereby adversely affecting BLVD and the economic interests of BLVD’s shareholders.

Changes in Tax Rules or Interpretations

Federal income tax legislation may be amended, or its interpretation changed, so as to alter fundamentally the tax consequences of holding or disposing of shares of common stock. The investor should consult his, her or its own tax counsel for tax matters via this investment opportunity.

Additional Funding may not be Available on Acceptable Terms or at All

BLVD may need additional funding due to a number of factors, including a shortfall in revenue or increased expenses.  Additional funding may not be available on commercially reasonable terms or at all. If BLVD is unable to obtain sufficient funding, our business would be harmed. Even if BLVD is able to find outside funding sources, BLVD might be required to issue securities in a transaction that could be highly dilutive to our investors or BLVD may be required to issue securities with greater rights than the securities outstanding today. BLVD might also be required to take other actions that could lessen the value of the common stock, including borrowing money on terms that are not favorable.

If BLVD Fails to Maintain Proper and Effective Internal Controls, BLVD’s Ability to Produce Accurate Financial Statements Could be Impaired, Which Could Adversely Affect BLVD’s Operating Results, Ability to Operate our Business and Investors’ Views of BLVD

BLVD must ensure that adequate internal financial and accounting controls and procedures are in place so that it can produce accurate financial statements on a timely basis. BLVD must spend considerable effort on establishing and maintaining internal controls, which is costly and time-consuming and needs to be re-evaluated frequently. Implementing any appropriate changes to the internal controls may entail substantial costs to modify BLVD’s existing financial and accounting systems, take a significant period of time to complete, and distract BLVD’s officers, directors and employees from the operation of our business. These changes may not, however, be effective in maintaining the adequacy of BLVD’s internal controls, and any failure to maintain that adequacy, or a consequent inability to produce accurate financial statements on a timely basis, could increase operating costs and could materially impair BLVD’s ability to operate our business. In addition, investors’ perceptions that BLVD’s internal controls are inadequate or that it is unable to produce accurate financial statements may seriously affect the stock price.

Changes in Financial Accounting Standards or Practices may Cause Adverse, Unexpected Financial Reporting Fluctuations and Affect BLVD’s Reported Results of Operations

A change in accounting standards or practices can have a significant effect on BLVD’s operating results and may affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of existing accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may adversely affect BLVD’s reported financial results or the way we conducts our business.

BLVD Will Incur Significant Costs as a Result of Operating as a Public Company, and our Management is Required to Devote Substantial Time to Compliance Initiatives

As a public company, BLVD will incur significant accounting and other expenses. These expenses include increased accounting, legal and other professional fees, insurance premiums and investor relations costs. BLVD’s management needs to devote a substantial amount of time to compliance issues. Moreover, BLVD’s legal and financial compliance costs are material.

11

As Part of BLVD’s Business Strategy, it Will Acquire a Variety of Assets and may have Difficulty Integrating these Assets

BLVD will attempt to acquire assets that it believes will position BLVD for high growth and profitability. Acquisitions involve a number of risks to BLVD’s business, including the difficulty of integrating the operations and development of the acquired assets, the potential disruption of BLVD’s ongoing business, the potential distraction of management and expenses related to the acquisition. Any inability to integrate assets or personnel in an efficient and timely manner could harm BLVD’s results of operations. If BLVD is not successful in completing acquisitions that we may pursue in the future, we may be required to reevaluate our business strategy, and BLVD may incur substantial expenses and devote significant management time and resources without a productive result. In addition, future acquisitions will require the use of available cash or dilutive issuances of securities. Future acquisitions or attempted acquisitions could also harm BLVD’s ability to achieve profitability. BLVD may also experience significant turnover from the acquired operations or from our current operations as we integrate businesses.

Because we are not Subject to Compliance with Rules requiring the Adoption of Certain Corporate Governance Measures, our Stockholders have Limited Protection against Interested Director Transactions, Conflicts of Interest and Similar Matters

We do not currently have audit or compensation committees. As a result, our director(s) have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

There is Competition in the Film and Music Distribution, Fashion and Clothing Design Industries Which May Adversely Affect the Business Operations of BLVD and your Investment in BLVD

There are numerous competitors in the industry in which BLVD is currently involved. Increased competition is likely to result in price reductions, reduced gross margins and loss of market share, any of which could harm BLVD’s net revenue and results of operations. Further, BLVD may face a significant competitive challenge from alliances entered into between and among our competitors, as well as from larger competitors created through industry consolidation.

If BLVD is unable to Attract Customers our Revenue could be Lower than Expected and our Operating Results may Suffer

BLVD will need to attract customers to increase BLVD’s revenue. If prospective customers do not perceive our services or assets to be of sufficiently high value and quality, they may not be able to attract customers.

BLVD’s Business Requires the Continued Development of Effective Business Support Systems to Support Growth and Related Services

The growth of BLVD’s business depends on BLVD’s ability to continue to develop effective business support systems. This is a complicated undertaking requiring significant resources and expertise. The failure to continue to develop effective business support systems could harm BLVD’s ability to meet the financial goals and objectives.

The Impact of Governmental Regulation could adversely affect BLVD’s Business

Our business may be subjected to applicable laws and regulations, including tariffs, laws and regulations on taxation, distribution and safety matters.

The Cost of Compliance with Changes in Governmental Regulations has a Potential to Reduce the Profitability of BLVD’s Businesses

Because the requirements imposed by these laws and regulations frequently change, BLVD cannot assure you that laws and regulations enacted in the future, including changes to existing laws and regulations, will not adversely affect its business.

BLVD may be Unable to Obtain Qualified Staff in a Timely and Cost Efficient Manner

BLVD’s management must rely on personnel to assist them in making critical decisions and must be able to provide specific services in a timely manner. BLVD may not be able to obtain qualified staff in a timely and cost efficient manner. In the event this occurs, there could be an adverse effect on the ability of BLVD to meet our customer’s demand.

12

Film and Music Distribution, Fashion and Clothing Design Activities All Involve a High Degree of Risk

BLVD cannot assure you of the success of its business. Costs are not fixed. The cost of providing our services is subject to numerous variables, including the costs of raw materials, which could result in substantial cost overruns.

BLVD’s Operations may be Curtailed or Delayed

BLVD’s distribution activities may be curtailed or delayed, as a result of numerous factors, many of which are beyond its control, including economic conditions, compliance with governmental requirements and shortages or delays of trucks, ships and planes.

Certain Nevada Corporation Law Provisions could prevent a Potential Takeover, Which could adversely affect the Market Price of Our Common Stock.

We are incorporated in the State of Nevada. Certain provisions of Nevada corporation law could adversely affect the market price of our common stock. Because Nevada corporation law requires board approval of a transaction involving a change in our control, it would be more difficult for someone to acquire control of us. Nevada corporate law also discourages proxy contests making it more difficult for you and other shareholders to elect directors other than the candidate or candidates nominated by our board of directors.

The Costs and Expenses of SEC Reporting and Compliance may inhibit Our Operations.

After the effectiveness of this registration statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. The costs of complying with such requirements may be substantial. In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit out ability to continue our operations.

13

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements.  The words "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "plan," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions described in "Risk Factors" and elsewhere in this prospectus.

Other sections of this prospectus may include additional factors which could adversely affect our business and financial performance. Moreover, we operate in a highly regulated, very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events or performance. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or will occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We have an ongoing obligation to continually disclose material future changes in the Company and its operations.

USE OF PROCEEDS

We will use our best efforts to raise a maximum of $90,000 in this Offering. For illustrative purposes only, the table below summarizes how we will utilize the proceeds of this Offering in the event that the Company raises less than the full amount expected ($90,000). The actual amount of proceeds realized may differ from the amounts summarized below.(1)

	If 50% of	If 75% of	If 100% of
	Shares Sold	Shares Sold	Shares Sold
General and Administrative Expense	$3,500	$6,500	$10,000
Officer and Employee Salaries	$0	$0	$5,000
Working Capital (2)	$19,000	$38,500	$52,500
Offering Expenses (3)	$22,500	$22,500	$22,500
TOTAL	$45,000	$67,500	$90,000

(1) The amounts set forth above are estimates by management for the allocations of the net proceeds of this Offering based upon the current state of our business operations, our business plan and current economic and industry conditions. It is possible that the application of funds may vary depending on numerous factors including, but not limited to, changes in the economic climate or unanticipated complications, delay and expenses.

(2) Working capital is the cost related to operating our office and accounting, acquisition of office equipment and supplies, travel, and general working capital.

(3) Offering expenses include legal, accounting, printing, filing, registration, qualification, and other expenses of BLVD Holdings, Inc. and the offering of the Shares including marketing and sales costs, but exclude selling commissions. We will pay no commissions or other compensation to our officers and directors who will be offering the Shares. However, we may pay commissions and expenses of up to 10% of all proceeds raised by any broker, dealer, finder or agent who may assist in finding purchasers in this Offering.  To the extent offering expenses are less, the excess funds will be added to working capital.

14

Until these proceeds are utilized, they will be temporarily invested in short-term, highly liquid investments with appropriate safety of principal. Any income derived from these short term investments will be used for working capital.

DETERMINATION OF OFFERING PRICE

Our initial offering price of $.03 per share was arbitrarily determined and bears no relationship to our current assets, earnings, book value or any other objective standard of value. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

We are offering our common stock at a price per share that is significantly more than the price per share paid by our current stockholder for our common stock. We are offering for sale up to 3,000,000 shares of common stock with proceeds going to the company. If you purchase Shares in this Offering you will experience immediate and substantial dilution.

Dilution represents the difference between the price per share paid by purchasers in this Offering and the net tangible book value per share. Net tangible book value per share represents our net tangible assets (our total tangible assets less our total liabilities), divided by the number of shares of Common Stock outstanding at the time of the offering. Based upon 5,750,000 issued and outstanding shares of Common Stock on July 31, 2012, our net tangible book value per share was $.0036. After giving effect to the sale of all 3,000,000 Shares being offered in this offering at $0.03 per share and the payment of expenses related to the Offering, our pro forma net tangible book value would be $.0024

The following table illustrates the pro forma per share dilution described above assuming 3,000,000 shares are sold:

3,000,000
Shares Sold

Offering Price per share	$0.03

Net tangible book value per share before the offering	$0.0036

Pro forma net tangible book value per share after the offering	$0.0024

Dilution per share to new investors	$0.00319

The table below indicates the relative aggregate cash investment and stock ownership of new investors in this Offering:

Minimum Offering of 3,000,000 Shares	Investment	%	Stock Ownership	%
Current Stockholders	$20,864	19%	5,750,000	66%
New Investors	$90,000	81%	3,000,000	34%

15

PLAN OF DISTRIBUTION

The Company fully intends to have the Shares quoted on the OTCQB. To be quoted on the OTCQB, the Company must have a market maker file an application on its behalf.  The Company has identified a few potential market makers. The shares being offered in this prospectus are not currently listed or quoted on any stock exchange nor traded in any public market. If no trading market develops for our common stock, it will be difficult to sell your shares or, if sold, it may be difficult to resell the shares for a price at or above the current offering price. Even if a trading market is established, there is no assurance that such trading market can be sustained.

We are offering up to a total of 3,000,000 shares of common stock in a best efforts, direct public offering, without any involvement of underwriters. The offering price is $.03 per share. The offering will terminate within 180 days from the date of this prospectus. We also have the right to terminate this offering at any time prior to the expiration of the offering period. We will use our best efforts to sell as many shares as possible up to the maximum offering amount of 3,000,000 shares. We may accept or reject any subscription amount from any investor in our sole discretion or we may accept only part of a subscription amount. Expenses related to the offering are estimated to be $22,500.

We will sell the shares in this Offering primarily through our officer and director. She will receive no commission from the sale of any Shares. She will not register as a broker/dealer under the 1934 Act in reliance upon Rule 3a4-1 under the 1934 Act. The Company will register as the issuer-agent in those states requiring such registration. However, we may pay commissions and expenses of up to 10% of all proceeds raised by brokers, dealers, finders or selling agents who may participate in this Offering.

We anticipate that our common stock will continue to be subject to the penny stock rules under the Securities Exchange Act of 1934, as amended. These rules regulate broker/dealer practices for transactions in “penny stocks.” Penny stocks are generally equity securities with a price of less than $5.00. The penny stock rules require broker/dealers to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations and the broker/dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The transaction costs associated with penny stocks are high, reducing the number of broker-dealers who may be willing to engage in the trading of our shares. These additional penny stock disclosure requirements are burdensome and may reduce all of the trading activity in the market for our common stock. As long as the common stock is subject to the penny stock rules, holders of our common stock may find it more difficult to sell their shares.

Our officer and director may purchase shares in this offering, however any such purchases will be held for investment purposes only.

Under the securities laws of certain states, the Shares may be sold in such states only through registered or licensed brokers or dealers or persons exempt from such registration. In addition, in certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Procedures for Subscribing

If you decide to subscribe for any Shares in this Offering, you must:

1. Execute and deliver a subscription agreement, and

16

2. Deliver a check or certified funds to us. Any subscription may be accepted or rejected, in whole or in part, in the sole discretion of management.

All checks for subscriptions must be made payable to "BLVD Holdings, Inc."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for shares will be accepted or rejected within five business days after we receive them. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once BLVD accepts a subscription, the subscriber cannot withdraw it unless otherwise dictated by state law.

BUSINESS

HISTORY

On June 11, 2012, BLVD Holdings, Inc. (“BVLD” or the “Company”) was incorporated under the laws of the State of Nevada. Our principal executive offices are located at 3500 West Olive Avenue, 3rd Floor, Burbank, CA 91505, our telephone number is (818) 381-9360 and our fax number is (818) 381-9368.

BLVD is a developmental stage Nevada corporation that is focused on developing business in the fashion and entertainment industries with specific emphasis on film and music distribution, as well as fashion and clothing design by acquiring and developing related assets. It is anticipated that as the Company grows over the next twelve months, its advisory board and management team will be expanded to consist of additional members who have expertise in the film/music and fashion industry, as well as national franchising and entrepreneurial experience. Based on the comprehensive due diligence performed by the advisory board, the executive management committee will select and/or develop assets that compliment a realistic but aggressive business model for inclusion into the BLVD portfolio. Executive oversight recommendations will then be drafted and resources committed including, but not limited to financing, franchising options, synergistic joint venture introductions, and distribution network expansion opportunities.

We are a development stage company. Other than the development of several film scripts and the sale of one such film script on August 15, 2012 for $10,000, we have not commenced our planned principal strategic operations. Other than the script development mentioned above, our operations to date have been devoted primarily to startup and development activities, which include the following:

1. Formation of the Company;

2. Development of our business plan;

3. Marketing our business services to potential clients.

We are attempting to build BLVD to become fully operational. In order to generate revenues, we must address the following areas: product development, marketing, growth strategy and competition.

Assuming we raise the entire $90,000, the proceeds from this offering will satisfy our cash requirements for approximately eighteen (18) months. We will need additional capital to undertake our business plan and to acquire and/or develop assets in the next six months.

PRODUCT DEVELOPMENT

BLVD is currently developing several film scripts in-house. On August 15, 2012, BLVD sold its first film script for $10,000. The film script was sold to Lusso Media, Inc. pursuant to a script purchase agreement. BLVD hopes to sell additional film scripts in the near future.

17

Additionally, BLVD will look to add other entertainment and fashion assets to its portfolio including distribution channels, fashion designers, individual talent, licenses and intellectual property. Potential portfolio assets will be subjected to a rigorous due diligence process to validate their integrity and capitalization potential. BLVD’s advisory board will conduct this analysis, and the information will be provided to the executive management committee. If the target asset meets the strict criteria and approval is unanimous by the executive committee, BLVD will then proceed with an equitable offer to acquire the target asset and commit to a strategy that will help integrate it into BLVD’s business plan so that we may meet our goals.

OVERVIEW

BLVD, a Nevada corporation, is a developmental stage company based in Burbank, California, with the principal business objective of becoming a media, entertainment and fashion company positioned for high growth and profitability as a result of judiciously developing, selecting, acquiring and managing assets capable of providing dynamic growth potential. Through a thorough due diligence process, BLVD hopes to emerge as a highly successful company with a well-diversified, profitable and growing portfolio of entertainment and fashion assets.

BLVD’S first business is the development of film scripts. BLVD is currently developing several film scripts internally. BLVD sold the first of such film scripts on August 15, 2012 for $10,000. BLVD will also look to develop business in the exciting model & talent industry. Each year billions of dollars are spent in the advertising and entertainment industries for models, actors, musicians, dancers, etc. Magazines, newspapers, movies, billboards, catalogues, sales brochures and TV commercials all have a need for models or performing talent. BLVD will attempt to capitalize on this huge demand by engaging qualified individuals that BLVD will be apply to supply in order to satisfy the growing need.

BLVD may also attempt to establish a national franchising system for model and talent scouting. BLVD anticipates that this concept could be highly rewarding and successful for the franchise owners. Each franchisee will be awarded an exclusive large territory to promote his “model and talent search”. This will help every franchisee potentially achieve high earnings and it will insure that each franchisee is not competing with fellow owners in overlapping or nearby territories.

Franchising is one of the fastest and most effective methods of generating growth and rapid expansion. According to Forbes, nearly half of all U.S. sales or about $1 trillion is spent annually at franchised retail locations. Also, there are currently 750,000 franchised businesses operating in the United States.

These multiple revenue sources could ensure a strong and profitable operation. The initial franchise license fee is anticipated to be $25,000 increasing gradually to $35,000, as corporate expansion accelerates. In addition, each franchisee will be required to pay ongoing royalties each week in an amount equal to 7% of their gross income. This can be quite significant as demonstrated by the following realistic example for one territory:

Assuming three search events per week for 42 weeks annually = 126 total events — with an average of 40 registrants per event = 5,040 total registrants/year. Each registrant pays an initial fee of $39.50 (X 5,040) = $199,080.00. Then 2,772 follow-up fees paid at $49.50 = $137,214.00 for a total income of $336,294.00. In this example, 7% royalties paid to BLVD would equate to $23,540.58. These projections are not only realistic, but lean toward the conservative side based on thorough analysis of market potential and conditions.

Furthermore, each franchisee will be required to pay ongoing Advertising Fund payments in an amount equal to 2% of their gross income on a weekly basis. These funds will be utilized to “brand” the corporate name. Based on the previous example, 2% of $336,294.00 equates to $6,725.88 per franchise/year.

Additional income sources would come from:

▪	Master Franchise Licensing
▪	Supply of printed literature to franchisees
▪	Development of strategic industry partnership programs
▪	Model and Talent Management Agency Company

18

MARKETING

BLVD will market the entertainment industry and fashion and clothing design manufacturers worldwide. It is anticipated that as the Company grows, its advisory board and management team will be expanded to consist of additional members who have expertise in the film/music and fashion industry, as well as national franchising and entrepreneurial experience, which will provide BLVD the advantage and benefit of its executives’ stature and all their connective networks within the industries.

GROWTH STRATEGY OF THE COMPANY

Our mission is to maximize shareholder value through a growing portfolio of prudently selected and developed assets that we hope will provide us with dynamic growth potential. BLVD will acquire and develop assets in both the entertainment and fashion industries which we hope will result in multiple revenue generating sources including franchising opportunities, film script sales, global licensing of entertainment properties, merchandising distribution, independent film distribution, modeling and beauty pageants, high fashion and designer product distribution networks, concerts and talent management. We believe that growing a strong and diversified portfolio of assets will ensure a profitable operation and solidify the pillars for BLVD to weather occasional turns in the economy for long-tern success.

INDUSTRY ANALYSIS AND COMPETITION

PricewaterhouseCoopers’ Global Entertainment and Media Outlook: 2012-2016 reports that the global spending on entertainment and media rose 4.9 percent in 2011, a little faster than the 4.5% increase in 2010. Analysts predict the industry will grow at a 5.7 percent compound annual rate to $2.1 trillion during the next five years. Based on published reports, market analysis and our team member strengths, BLVD has targeted this industry with specific emphasis on film and music distribution.

COMPETITOR ANALYSIS

Among entertainment, film and music distribution companies, BLVD could have a distinct advantage due to the positioning of its future executive team. Once fully formed, it will provide its expertise, reputation and superior industry connections in mass media promotion and retail marketing that should differentiate BLVD and get the Company a strong advantage over the majority of other similar entertainment companies’ support and services.

UNIQUE STRENGTH/PERSONNEL EXPERIENCE

The combined experience, success, and longevity of the future executive team and advisory board is anticipated to provide BLVD with an advantage in the marketplace. With the combination of a dedicated advisory team and executive committee, their collective network, and their innovative goals related to corporate development, BLVD could be positioned to experience expeditious growth and to quickly join the ranks of the industry’s most predominant entertainment operations.

EMPLOYEES

As of the date hereof, the Company has one (1) employee who serves as the officer and director, M. Ann Courtney (President, Treasurer, Secretary and Director). After the completion of registration becoming effective and equity capital raised, capital will fund the salaries of employees to handle day to day operations of BLVD including cost of acquisitions and cost of operation. We anticipate adding one (1) employee over the next twelve (12) months.

19

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

General

BLVD is a developmental stage Nevada corporation that is focused on developing business in the fashion and entertainment industries with specific emphasis on film and music distribution, as well as fashion and clothing design. It is anticipated that as the Company grows through the development and acquisition of related assets, its future advisory board and future management team will be expanded to consist of additional members who have expertise in the film/music and fashion industry, as well as national franchising and entrepreneurial experience. Based on the comprehensive due diligence performed by the advisory board, the executive management committee will select assets for acquisition and/or development that we hope will compliment a realistic but aggressive business model. Executive oversight recommendations will then be drafted and resources committed including, but not limited to financing, franchising options, synergistic joint venture introductions, and distribution network expansion opportunities. This direction will position each company to maximize their potential and realize optimal financial returns from profit centers.

As a start-up company we have not yet realized any significant, consistent revenues. Other than the development of several film scripts and the sale of one such film script on August 15, 2012 for $10,000, we have not commenced our planned principal strategic operations. Other than relating to the script development mentioned above, our efforts, to date, have focused primarily on the development and implementation of our business plan.

Our Objectives

BLVD will strive to meet the following goals:

o	Building and expansion of the Company to fully operational status
o	Developing of our business plan
o	Obtaining capital, as necessary, through sales of our common stock
o	Steadily growing our portfolio of revenue producing assets
o	Successful marketing of our services/assets to potential customers.

Our Mission

Our mission is to maximize shareholder value through a growing portfolio of prudently selected and developed assets that have demonstrated the potential for dynamic growth. BLVD will operate in both the entertainment and fashion industries which should result in multiple revenue generating sources including franchising opportunities, film script sales, global licensing of entertainment properties, merchandising distribution, independent film distribution, modeling and beauty pageants, high fashion and designer product distribution networks, concerts and talent management. Growing a strong and diversified business should ensure a profitable operation and solidify the pillars for BLVD to weather occasional turns in the economy for long-tern success.

Keys to Success

The primary keys to success for the company will be based on the following factors:

1.	Establishing an advisory board and management team consisting of members who have expertise in the film/music and fashion industry, as well as national franchising and entrepreneurial experience.

2.	Acquiring and/or developing assets that ensure a realistic but aggressive business model.

3.	Utilizing the reputation of our executives.

20

Liquidity

Currently, the Company is relying on equity capital and the sale of a film script developed in-house for $10,000 to meet current cost and expenditures to operate the business going forward. Currently the Company pays costs associated with running a business on a day to day basis.

The Company believes that we will need $38,000 in capital, including the capital raised in this Offering, in order to maintain its current and planned operations through the next 12 months and beyond.

To the extent that the Company's capital resources are insufficient to meet current or planned operating requirements, the Company will seek additional funds through equity or debt financing, collaborative or other arrangements with corporate partners, licensees or others, and from other sources, which may have the effect of diluting the holdings of existing shareholders. The Company has no current arrangements with respect to, or sources of, such additional financing and the Company does not anticipate that existing shareholders will provide any portion of the Company's future financing requirements.

No assurance can be given that additional financing will be available when needed or that such financing will be available on terms acceptable to the Company. If adequate funds are not available, the Company may be required to delay or terminate expenditures for certain of its programs that it would otherwise seek to develop and commercialize. This would have a material adverse effect on the Company.

Equity and Capital Resources

To date, we have funded our operations through owner's equity and the sale of a film script developed in-house for $10,000. From inception, we have not borrowed but the principal has personally infused her own capital into the Company.

We expect our expenses will continue to increase during the foreseeable future as a result of increased operational expenses. Consequently, we are dependent on the proceeds from future debt or equity investments to sustain our operations and implement our business plan. If we are unable to raise sufficient capital, we will be required to delay or forego some portion of our business plan, which would have a material adverse affect on our anticipated results from operations and financial condition. There is no assurance that we will be able to obtain necessary amounts of capital or that our estimates of our capital requirements will prove to be accurate. As of the date of this prospectus we did not have any commitments from any source to provide additional capital. Even if we are able to secure outside financing, it may not be available in the amounts or the times when we require. Furthermore, such financing would likely take the form of bank loans, private placement of debt or equity securities or some combination of these. The issuance of additional equity securities would dilute the stock ownership of current investors while incurring loans, leases or debt would increase our capital requirements and possible loss of valuable assets if such obligations were not repaid in accordance with their terms.

Off-balance Sheet Arrangements

Since our inception through, June 30, 2012 we have not engaged in any off-balance sheet arrangements.

DESCRIPTION OF PROPERTY

Our corporate and operational offices are located at 3500 West Olive Avenue, 3rd Floor, Burbank, CA 91505.

We believe our current office space is adequate and any plans to move to expanded office space is contingent upon completing this offering and the hiring of additional employees.  We lease our current office space.

LEGAL PROCEEDINGS

We are not a party to any material or legal proceeding and, to our knowledge, none is contemplated or threatened.

21

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our Board of Directors currently consists of one member. The director holds office until her successor is duly elected by the stockholders. The executive officer serves at the pleasure of the Board of Directors. Our current director and executive officer is:

Name	Age	Position	Year Appointed

M. Ann Courtney	36	President, Treasurer, Secretary and Director	2012

M. Ann Courtney – President, Treasurer, Secretary, and Director – Ms. Courtney was employed by Lotus Capital, a San Francisco investment banking firm, from 2002 to 2009. At Lotus, Ms. Courtney gained valuable experience in startup companies, the execution of business plans and the process of taking companies public. As President of her own business development consulting company for the past 3 years, she has been continually involved in assisting small companies in a variety of business and investment banking activities, e.g. corporate management development, marketing, and raising capital. Ms. Courtney brings numerous industry contacts and studio relationships that she has developed over the past several years.

 Board Committees

Audit committee

We do not have a separately-designated standing audit committee. The Board of Directors performs the functions of an audit committee, but no written charter governs the actions of the Board of Directors when performing the functions that would generally be performed by an audit committee. The Board of Directors approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Board of Directors reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

Compensation and Nominations Committees

We currently have no compensation or nominating committee or other board committee performing equivalent functions. Currently, the member of our Board of Directors participates in discussions concerning executive officer compensation and nominations to the Board of Directors.

Code of Conduct and Ethics

We have not adopted a Code of Ethics, as required by sections 406 and 407 of the Sarbanes-Oxley Act of 2002. Our management believes that the size of our company and current operations at this time do not require a code of ethics to govern the behaviour of our officer. We anticipate that we will adopt a code of ethics once we are in a position to do so.

Indemnification of Executive Officers and Directors

The Nevada Revised Statutes permits indemnification of directors, officers, and employees of corporations under certain conditions subject to certain limitations. In the event that a claim for indemnification (other than the payment by us of expenses incurred or paid by our directors and officers in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is appropriate and will be governed by the final adjudication of such issue.

22

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

No officers or directors have received annual compensation since the inception of the Company. There has been no compensation awarded to, earned by, or paid to any of the named executive officers or directors.

As our business progresses and grows, we expect to hire and begin paying salaries to other officers and an advisory board. We also expect to hire part-time and full-time employees and consultants who will be paid compensation and consulting fees.

 Stock option plan

We do not have a stock option plan and we have not issued any warrants, options or other rights to acquire our securities. However, we intend to adopt an incentive and non-statutory stock option plan in the future.

Employee Pension, Profit Sharing or other Retirement Plans

We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

Director's compensation

At present we do not pay our director for attending meetings of our Board of Directors, although we may adopt a director compensation policy in the near future.

Related Party Transactions

On June 12, 2012, BLVD issued 5,750,000 shares of 0.001 par value common stock to M. Ann Courtney, an officer and director, in exchange for cash and property in the amount of $20,864.

The Company has no employment contracts at this time.

23

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of June 30, 2012, the ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our director, or executive officer and our executive officers and directors as a group. To the best of our knowledge, the person named has sole voting and investment power with respect to such shares, except as otherwise noted. There are no known pending or anticipated arrangements that may cause a change in control.

		Percentage of Outstanding Common Stock
	Shares Beneficially	Prior to
Name and Address of Beneficial Owner	Owned (1)	Offering	After Offering

M. Ann Courtney, President 3500 West Olive Avenue, 3rd Floor, Burbank, CA 91505	5,750,000	100%	65.7%

Officers with Directors as a group (1)	5,750,000	100%	65.7%

(1)	Includes all shares each director and officer has the right to acquire within sixty days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

To the best of the Company’s knowledge, there are no transactions during the Company’s last two full fiscal years and the current fiscal year or any currently proposed transaction, involving the issuer, in which: i) the amount involved exceeds the lesser of $120,000 or one percent of the average of the issuer’s total assets at year end for its last three fiscal years; and ii) any related person had or will have a direct or indirect material interest.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 70,000,000 shares of common stock, $.001 par value per share, of which 5,750,000 shares are issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders. The Board of Directors may not cause a reverse split of the outstanding common stock of the Company without an affirmative vote of the holders of 50% of the capital stock of the corporation entitled to vote or by the consent of the stockholders. Shares of common stock of the Company may be issued from time to time without prior approval by the stockholders.  Common stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of common stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, $.001 par value, of which no shares are issued and outstanding. Shares of preferred stock of the Company may be issued from time to time without prior approval by the stockholders. Preferred stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of preferred stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

24

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no public trading market for our common stock and a regular trading market may not develop, or if developed, may not be sustained. Unless and until a trading market exists, a stockholder in all likelihood will not be able to resell his or her securities should he or she desire to do so. While we will endeavor to have our common stock listed for trading on the OTC Markets (OTCQB), there is no assurance that we will be able to do so. We have no current proposals, arrangements, or understandings with any person with regard to the development of a trading market in our common stock.

The process for listing a company's shares for trading on the OTCQB is a lengthy one. The process requires a market maker to file a listing application with the NASD/FINRA on our behalf. The application is reviewed by the NASD/FINRA and may or may not be approved. The process of seeking OTCQB listing can take 60 days or more to complete and any listing is contingent on the NASD/FINRA approving our application. If our application is approved, the NASD/FINRA will assign us a trading symbol which will then become listed and quoted on the OTCQB. Being listed on the OTCQB will facilitate buyers and sellers to consummate purchases and sales of our stock as well as allowing the market price to adjust to reflect current valuations of our business. We do not anticipate engaging a market maker to initiate the OTCQB listing application until this offering has been completed.

Conflict of Interest

The current officer and director of the Company shall devote full-time to the Company. If a specific business opportunity becomes available, such person may face a conflict in selecting between our business interest and their other business interests. The policy of the Board is that any personal business or corporate opportunity incurred by an officer or director of the Company must be examined by the Board and turned down by the Board in a timely basis before an officer or director can engage or take advantage of a business opportunity which could result in a conflict of interest.

None of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with the Company or in any presently proposed transaction that has or will materially affect us:

●	The officer and director;
●	Any person proposed as a nominee for election as a director;
●	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;
●	Any relative or spouse of any of the foregoing persons who have the same house as such person.

There are no promoters being used in relation with this Offering. No persons who may, in the future, be considered a promoter will receive or expect to receive any assets, services or other consideration from the Company. No assets will be or are expected to be acquired from any promoter on behalf of the Company.

Penny Stock Considerations

Our common stock will be deemed to be "penny stock" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $100,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

25

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to buy or sell shares of our common stock, which may affect the ability of selling stockholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our common stock even if our common stock becomes publicly traded. In addition, the liquidity for our common stock may be decreased, with a corresponding decrease in the price of our common stock. Our shares are likely to be subject to such penny stock rules for the foreseeable future.

Common Stock Currently Outstanding

As of June 30, 2012, all of our currently outstanding shares consist of 5,750,000 shares of restricted common stock.

Holders

As of the date of this registration statement, we had one stockholder of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying any dividends in the foreseeable future. We plan to retain future earnings, if any, for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Stockholders

We are currently not subject to the information and reporting requirements of the Securities Exchange Act of 1934 but will be following the effectiveness of this registration statement. At that time, we will file all necessary periodic reports, and other information with the SEC. We intend to send annual reports to our stockholders containing audited financial statements.

Transfer Agent

Pacific Stock Transfer, 4045 South Spencer Street, Suite 403, Las Vegas, NV 89119, Tel: (702) 361-3033, Fax: (702) 433-1979, is the registrar and transfer agent for our Common Stock.

26

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws, subject to the provisions of the Nevada Revised Statutes, contain provisions which allow the Company to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in or not opposed to the best interest of the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

LEGAL MATTERS

We are currently not subject to any pending or threatened litigation.

EXPERTS

Financial Auditors

Current financial statements for the period from inception included in this prospectus have been so included in reliance on the report of Sadler, Gibb & Associates, 291 South 200 West  Farmington, UT 84025, independent public accountant, given on that firm’s authority as experts in auditing and accounting.

Legal Counsel Providing Legal Opinion

The validity of the issuance of the shares of common stock will be passed upon for the company by Matthew McMurdo, Esq. Counsel has additionally consented to his opinion being included as an exhibit to this filing. Additionally, counsel has consented to being named in the prospectus.

The legal counsel that passed their opinion on the legality of these securities is:

Matthew McMurdo, Esq.

140 West 57th Street

New York, NY 10019

27

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 (File Number 333-183370) under the Securities Act of 1933 regarding the shares of common stock offered hereby. This prospectus does not contain all of the information found in the registration statement, portions of which are omitted as permitted under the rules and regulations of the SEC. For further information regarding us and the securities offered by this prospectus, please refer to the registration statement, including its exhibits and schedules. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the terms of those documents. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC maintains a web site on the Internet at www.sec.gov. Our registration statement and other information that we file with the SEC are available at the SEC's website.

We intend to make available to our stockholders annual reports (on Form 10-K) containing our audited consolidated financial statements and make available quarterly reports (on Form 10-Q) containing our unaudited interim consolidated financial information for the first three fiscal quarters of each of our fiscal years.

If you are a stockholder, you may request a copy of these filings at no cost by contacting us at:

BLVD Holdings, Inc.

3500 West Olive Avenue, 3rd Floor

Burbank, CA 91505

28

BLVD HOLDINGS, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

FROM INCEPTION (June 11, 2012) THROUGH June 30, 2012

29

30

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

BLVD Holdings, Inc.

We have audited the accompanying balance sheet of BLVD Holdings, Inc. (“the Company”) as of June 30, 2012, and the related statements of operations, stockholders’ equity and cash flows for the year then ended and for the cumulative period from June 11, 2012 (date of inception) through June 30, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of BLVD Holdings, Inc. as of June 30, 2012, and the results of its operations and its cash flows for the year then ended and for the cumulative period from June 11, 2012 (date of inception) through June 30, 2012, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage, has not earned significant revenue, has suffered net losses and has had negative cash flows from operating activities during the year ended June 30, 2012 and for the cumulative period from June 11, 2012 (date of inception) through June 30, 2012. These matters raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ Sadler, Gibb & Associates, LLC

Farmington, UT

August 15, 2012

31

BLVD HOLDINGS, INC.

(A Development Stage Company)

Balance Sheet

June 30,
2012

ASSETS

CURRENT ASSETS

Cash	$5,000

Total Current Assets	5,000

PROPERTY AND EQUIPMENT, Net	15,639

TOTAL ASSETS	$20,639

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable	$-

Total Current Liabilities	-

STOCKHOLDERS EQUITY (DEFICIT)

Preferred stock, 5,000,000 shares authorized at par value of $0.001, no shares issued and outstanding	-
Common stock, 70,000,000 shares authorized at par value of $0.001, 5,750,000 shares issued and outstanding	5,750
Additional paid-in capital	15,114
Deficit accumulated during the development stage	(225)

Total Stockholders' Equity	20,639

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY	$20,639

The accompanying notes are an integral part of these financial statements.

32

BLVD HOLDINGS, INC.

(A Development Stage Company)

Statement of Operations

From Inception
on June 11, 2012
through
June 30,
2012

REVENUES	$-
COST OF SALES	-
GROSS MARGIN	-

OPERATING EXPENSES

General and administrative	225

Total Operating Expenses	225

LOSS FROM OPERATIONS	(225)

LOSS BEFORE INCOME TAXES	(225)

PROVISION FOR INCOME TAXES	-

NET LOSS	$(225)

BASIC AND DILUTED LOSS PER COMMON SHARE	(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC AND DILUTED	5,750,000

The accompanying notes are an integral part of these financial statements

33

BLVD HOLDINGS, INC.

(A Development Stage Company)

Statement of Stockholders' Equity

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity

Balance, June 11, 2012	-	$-	$-	$-	$-

Common stock issued for cash and property	5,750,000	5,750	15,114	-	20,864

Loss for the period ended June 30, 2012	-	-	-	(225)	(225)

Balance, June 30, 2012	5,750,000	$5,750	$15,114	$(225)	$20,639

The accompanying notes are an integral part of these financial statements

34

BLVD HOLDINGS, INC.

(A Development Stage Company)

Statement of Cash Flows

From Inception
on June 11, 2012
Through
June 30,
2012

OPERATING ACTIVITIES

Net loss	$(225)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	225
Changes in operating assets and liabilities:
Accounts payable	-

Net Cash Used in Operating Activities	-

INVESTING ACTIVITIES

Net Cash Provided by Investing Activities	-

FINANCING ACTIVITIES

Proceeds from common stock for cash	5,000

Net Cash Provided by Financing Activities	5,000

NET INCREASE IN CASH	5,000

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$5,000

CASH PAID FOR:
Interest	$-
Income Taxes	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:l
Shares issued to founder in exchange for property	$15,864

The accompanying notes are an integral part of these financial statements.

35

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

BLVD Holdings (the “Company”) was incorporated in the State of Nevada on June 11, 2012. BLVD is focused on developing business within the fashion and entertainment industries. The Company is currently developing several film scripts internally.  The Company will also look to develop business in the modeling and talent agency industry. The Company may also attempt to establish a national franchising system for model and talent scouting.

Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern.  However, the Company has generated revenues of $0 since inception and has an accumulated deficit of $225 at June 30, 2012.  The Company currently has limited liquidity and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital, primarily from its shareholders, to fund operating expenses. The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company’s fiscal year-end is December 31.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

 The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Property and Equipment

Property and equipment are recorded at cost and are comprised of computer and equipment and furniture and software costs. Expenditures for major additions and improvements are capitalized, and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes.

On July 12, 2012, property and equipment totaling $15,864 were acquired by the Company for common stock from a related party. The Company recorded depreciation of $225 during the period ended June 30, 2012.

The estimated useful lives for significant property and equipment categories are as follows:

Computers, computer equipment, and software	3 years

Furniture	7 years

Management evaluates the recoverability of the Company’s property and equipment costs when events or circumstances indicate a potential impairment exists. The Company considers certain events and circumstances in determining whether the carrying value of identifiable property and equipment may not be recoverable including, but not limited to: significant changes in performance relative to expected operating results; significant changes in the use of the assets; significant negative industry or economic trends; and changes in the business strategy. In determining if impairment exists, the Company estimates the undiscounted cash flows to be generated from the use and ultimate disposition of these assets. If impairment is indicated based on a comparison of the assets' carrying values and the undiscounted cash flows, the impairment loss is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. The Company determined that there was no impairment of its property and equipment for the period ended June 30, 2012.

36

Per Share Data

In accordance with "ASC-260 - Earnings per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At June 30, 2012, the Company had no stock equivalents that were anti-dilutive and excluded in the loss per share computation.

Development Stage Company

The Company is considered to be in the development stage, as defined under Accounting Codification Standard, Development Stage Entities ("ASC-915"). Since its formation, the Company has not yet realized any revenues from its planned operations.

Income Taxes

The Company provides for income taxes using an asset and liability approach. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to the net loss before provision for income taxes for the following reasons:

Year Ended June 30, 2012
Income tax expense (benefit) at statutory rate	$(77)
Change in Valuation allowance	77
Income tax expense (benefit)	$-

Net Deferred tax assets consist of the following components as of:

June 30, 2012
NOL Carryover	$77
Valuation allowance	(77)
Net deferred tax asset	$-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $225 for federal income tax reporting purposes could be subject to annual limitations should a change in ownership occur. The net operating loss carry forwards begin to expire in 2032.

Revenue Recognition

The Company’s revenue recognition policies are in compliance with Staff Accounting Bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. The Company recognizes revenue net of an allowance for estimated returns, at the time the merchandise is sold or services performed. The allowance for sales returns is estimated based on the Company’s historical experience. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue. Specifically, the Company will recognize the revenue from sale of scripts upon delivery and acceptance of the script by the customer.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 2 - STOCKHOLDERS’ EQUITY

On June 12, 2012, the Company issued 5,750,000 shares of common stock for cash of $5,000 and property and equipment of $15,864 to the founder of the Company.

37

NOTE 3 – SUBSEQUENT EVENTS

On August 15, 2012, the Company sold its first film script for $10,000.

In accordance with ASC 855, the Company evaluated subsequent events through the date these financial statements were issued. There were no additional material subsequent events that required recognition or additional disclosure in these financial statements.

38

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

 ITEM 13     EXPENSES OF ISSUANCE AND DISTRIBUTION

The following are our expenses related to our initial public offering:

Securities and Exchange Commission Registration Fee	$6.42
Legal Fees	12,000.00
Accounting Fees	6,271.25
Printing and Engraving	750.00
Blue Sky Qualification Fees and Expenses	0.00
Transfer Agent Fee	594.00
Miscellaneous*	2,878.33

TOTAL	$22,500.00

* Estimated

ITEM 14.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant is a Nevada corporation and the provisions of the Nevada Revised Statutes will be applicable to the indemnification the Registrant offers to its officers, directors and agents. In its By-laws the Registrant generally agrees to indemnify each person who is a director or officer of the Registrant, or serves at the request of a director or officer as a director, officer, employee or agent of another company, in accordance with the Registrant's By-laws, to the fullest extent permissible by the Nevada Revised Statutes or other applicable laws. In its By-laws the Registrant indicates that, in connection with any such indemnification, it is within the discretion of the Board of Directors whether to advance any funds in advance of disposition of any action, suit or proceeding.

Under the Articles of Incorporation, the By-laws, and the Nevada Revised Statutes, no director of the Registrant will be personally liable to the Registrant or its stockholders for monetary damages, or expenses in defense of an action, for breach of fiduciary duty as a director or by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or serving in such capacity for another entity at the request of the Registrant, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or there is reasonable cause to believe it was unlawful, or (iii) for any transaction from which the director derived an improper personal benefit. The Registrant has the power to purchase and maintain insurance on behalf of any persons potentially eligible for indemnification. The rights to indemnification are also applicable to those persons entitled to such rights by virtue of the Registrant's consummation of a business combination, including such consummations wherein the Registrant is merged into or reorganized as a new entity.

The foregoing description of available indemnification is a summary only, and is qualified in its entirety by the complete terms and provisions of the Nevada Revised Statutes and also the Registrant's Articles of Incorporation and By-laws, filed herewith as exhibits.

II-1

ITEM 15       RECENT SALES OF UNREGISTERED SECURITIES

Below is a chart of all the unregistered shareholder who purchased shares since inception. This shareholder is the sole shareholder, officer and director of the Company.

The chart provides detail on the sales price of the security, person purchasing the security, the date and amount of the security.

St	Cert No	Name	Common Stock Shares	per share $	Total Pd	Address	Method of Payment	Date of Payment	Underwriter	Exemption from Registration
CA	1	M. Ann Courtney	5,750,000	.00362852	$ 20,864	3500 West Olive Avenue, 3rd Floor Burbank, CA 91505	Cash /Property Sale	6/11/12	No	Section 4(2)

On June 12, 2012, the Company issued 5,750,000 shares of our common stock to M. Ann Courtney, our founding shareholder and officer and director, in exchange for cash and property in the amount of $20,864. This sale of stock did not involve any public offering, general advertising or solicitation. At the time of the issuance, Ms. Courtney had fair access to and was in possession of all available material information about our company, as she is the sole officer and director of BLVD. The shares will bear a restrictive transfer legend in accordance with Rule 144 under the Securities Act. On the basis of these facts, we claim that the issuance of stock to our founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

II-2

ITEM 26.   EXHIBITS

3.1*	Articles of Incorporation for BLVD Holdings, Inc., as amended
3.2*	By-Laws of BLVD Holdings, Inc.
4.1 *	Form of Specimen Stock Certificate
5.1	Opinion of Matthew McMurdo, Esq., legal counsel.
10.1	Script Purchase Agreement, by and between BLVD Holdings, Inc. and Lusso Media, Inc., dated August 15, 2012.
23.1	Consent of Sadler, Gibb & Associates
23.2	Consent of Matthew McMurdo, Esq. (included in Exhibit 5.1)
99.1*	Subscription Agreement

* Filed as an exhibit to the Form S-1 filed on August 17, 2012.

II-3

ITEM 28.   UNDERTAKINGS

UNDERTAKINGS

The Registrant undertakes:

1.   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1.   To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)	Include any additional or changed material information on the plan of distribution.

2.   That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.   The undersigned Registrant hereby undertakes that:

A.   For determining liability of the undersigned issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned issuer undertakes that in a primary offering of securities of the undersigned issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned issuer relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned issuer or used or referred to by the undersigned issuer;

II-4

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned issuer or its securities provided by or on behalf of the undersigned issuer; and

iv.	Any other communication that is an offer in the offering made by the undersigned issuer to the purchaser.

B. That for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

"Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable."

In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, on September 11, 2012.

BLVD HOLDINGS, INC.

By:	/s/ M. Ann Courtney
M. Ann Courtney, President, Treasurer, Secretary and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ M. Ann Courtney	Dated: September 11, 2012
M. Ann Courtney, President, Treasurer, Secretary and Director
Principal Executive Officer Principal Financial Officer Principal Accounting Officer